Exhibit 5.1

Our ref	DIC.LLO015.0032
Your ref	-

Lloyds Banking Group plc		Direct Line: 0131 200 7391
25 Gresham Street
London		28 June 2010
EC2V 7HN

Dear Sirs

We have acted as Solicitors in Scotland for Lloyds Banking Group plc (the Company) in connection with the registration under the US Securities Act of 1933, as amended (the Securities Act), of Non-cumulative Dollar Preference Shares of $[0.25] each (the Dollar Preference Shares) of the Company pursuant to a registration statement on Form F3 (the Registration Statement) filed under the Securities Act with the Securities and Exchange Commission.

We have examined the Registration Statement, the prospectus included therein, and resolutions passed by (i) the shareholders of the Company in general meeting on 6 May 2010, and (ii) the Board of Directors of the Company on 15 April 2010. In addition, we have examined such other documents and have made such further examinations and enquiries as we have deemed necessary to enable us to express the opinions set forth herein.

Based upon the foregoing, we are of the opinion that so far as the law of Scotland at the date hereof is concerned:

(a)	the Company is duly incorporated and not in liquidation under the laws of Scotland; and

(b)

the Dollar Preference Shares, when issued by the Company, will, upon the passing of all necessary resolutions and the taking of all necessary corporate action in connection therewith (including the creation (if necessary) of new Dollar Preference Shares by the Company in general meeting, and the determining of the terms of issue of the Dollar Preference Shares in accordance with the Articles of Association of the Company), and assuming the issue price of the shares is not less than the nominal value thereof and is fully paid on issue, be duly authorised and validly issued and fully paid and will not be subject to further call or contribution under the laws of Scotland.

We hereby consent (i) to the use of our name in the prospectus forming a part of the Registration Statement in the forms and contexts in which it appears, (ii) to the filing of this opinion as an exhibit to the Registration Statement, and (iii) to the incorporation of this opinion and consent in a registration statement filed pursuant to Rule 462(b) of the Securities Act.

Yours faithfully

For and on behalf of Dundas & Wilson CS LLP

Our ref	DIC.LLO015.0032
Your ref	-

Lloyds Banking Group plc		Direct Line: 0131 200 7391
25 Gresham Street
London		28 June 2010
EC2V 7HN

Dear Sirs

We have acted as Solicitors in Scotland for Lloyds Banking Group plc (the Company) in connection with the registration under the US Securities Act of 1933, as amended (the Securities Act), of subordinated debt securities (the Subordinated Debt Securities) of the Company pursuant to a registration statement on Form F3 (the Registration Statement) filed under the Securities Act with the Securities and Exchange Commission.

We have examined the Registration Statement, the prospectus included therein, resolutions passed by the Board of Directors of the Company on 15 April 2010 and the subordinated debt securities indenture attached thereto between the Company and the Bank of New York Mellon (the Indenture). In addition, we have examined such other documents and have made such further examinations and enquiries as we have deemed necessary to enable us to express the opinions set forth herein.

Based upon the foregoing, we are of the opinion that so far as the law of Scotland at the date hereof is concerned:

(a)	the Company is duly incorporated and not in liquidation under the laws of Scotland; and

(b)

in respect of any Subordinated Debt Securities which are duly established, executed, authenticated, delivered and issued by the Company in accordance with the Indenture, the subordination provisions of Section 12.01 of the Indenture will (assuming that those provisions are included in the terms of the Subordinated Debt Securities, and that all the other terms of the Subordinated Debt Securities are legal and valid and binding obligations of the Company and each holder of the Subordinated Debt Securities, enforceable against each of them (and against a liquidator or administrator of the Company), in accordance with their terms, under the laws of the State of New York as the governing law) be given effect by the courts in Scotland (including, without limitation, in the event of a winding up, administration or other insolvency proceeding of or affecting the Company) in accordance with their terms.

The opinion in (b) above is subject to the provisions of the Banking Act 2009 and any secondary legislation, instruments or orders made, or which may be made, under it.

We hereby consent (i) to the use of our name in the prospectus forming a part of the Registration Statement in the forms and contexts in which it appears, (ii) to the filing of this opinion as an exhibit to the Registration Statement, and (iii) to the incorporation of this opinion and consent in a registration statement filed pursuant to Rule 462(b) of the Securities Act.

Yours faithfully

For and on behalf of Dundas & Wilson CS LLP